As filed with the Securities and Exchange Commission on August 9, 2016.

Registration No. 333-212476

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

Form S-1

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

PROTAGONIST THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	98-0505495
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

521 Cottonwood Drive, Suite 100

Milpitas, California 95035

(408) 649-7370

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dinesh V. Patel, Ph.D.

President and Chief Executive Officer

Protagonist Therapeutics, Inc.

521 Cottonwood Drive, Suite 100

Milpitas, California 95035

(408) 649-7370

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth L. Guernsey Michael E. Tenta Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Alan C. Mendelson Brian J. Cuneo Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Protagonist Therapeutics, Inc. is filing this Amendment No. 2 (this “Amendment”) to its Registration Statement on Form S-1 (File No. 333-212476) for the purpose of re-filing Exhibits 10.14, 10.15, 10.16, 10.17, 10.18 and 10.19 as indicated in Item 16 of Part II of this Amendment. No changes or additions are being made to the prospectus constituting Part I of the Registration Statement (not included herein) or to Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II, the signature page and the Exhibit Index of the Registration Statement.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a)	Exhibits.

The list of exhibits is set forth under “Exhibit Index” at the end of this registration statement and is incorporated by reference herein.

(b)	Financial Statement Schedules.

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 9th day of August, 2016.

PROTAGONIST THERAPEUTICS, INC.

By:	/s/ Dinesh V. Patel
Dinesh V. Patel, Ph.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Dinesh V. Patel Dinesh V. Patel, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	August 9, 2016

/s/ Tom O’Neil Tom O’Neil	Chief Financial Officer (Principal Financial and Accounting Officer)	August 9, 2016

* Harold E. Selick, Ph.D.	Chairman of the Board of Directors	August 9, 2016

* Chaitan Khosla, Ph.D.	Director	August 9, 2016

* Julie Papanek	Director	August 9, 2016

* Armen B. Shanafelt, Ph.D.	Director	August 9, 2016

* William D. Waddill	Director	August 9, 2016

By:	/s/ Dinesh V. Patel
Dinesh V. Patel, Ph.D.
Attorney-in-Fact

II-2

Exhibit Index

Exhibit Number	Description of Exhibit

1.1+	Form of Underwriting Agreement.

3.1(a)+	Third Amended and Restated Certificate of Incorporation of Protagonist Therapeutics, Inc., as amended, as currently in effect.

3.1(b)+	Form of Amended and Restated Certificate of Incorporation of Protagonist Therapeutics, Inc., to be effective immediately prior to the completion of this offering.

3.2(a)+	Bylaws of Protagonist Therapeutics, Inc., as currently in effect.

3.2(b)+	Form of Amended and Restated Bylaws of Protagonist Therapeutics, Inc., to be effective immediately prior to the completion of this offering.

4.1+	Specimen stock certificate evidencing the shares of common stock.

4.2+	Protagonist Therapeutics, Inc., Third Amended and Restated Investors’ Rights Agreement, dated July 10, 2015, by and among the Registrant and certain of its stockholders.

5.1+	Opinion of Cooley LLP.

10.1+	Protagonist Therapeutics, Inc. 2007 Stock Option and Incentive Plan, as amended and restated, and form of option agreement, exercise notice, joinder, and adoption agreement thereunder.

10.2+#	Protagonist Therapeutics, Inc. 2016 Equity Incentive Plan and forms of stock option grant notice, option agreement, notice of exercise, restricted stock unit grant notice and restricted stock unit agreement thereunder.

10.3+#	Protagonist Therapeutics, Inc. 2016 Employee Stock Purchase Plan.

10.4+#	Form of Indemnity Agreement for Directors and Officers.

10.5+	Lease, dated September 30, 2013, by and between the Registrant and Berrueta Family Partnership.

10.6+	First Amendment to Lease, dated March 24, 2014, by and between the Registrant and Berrueta Family Partnership.

10.7+	Second Amendment to Lease, dated May 4 2015, by and between the Registrant and Berrueta Family L.P.

10.8+	Third Amendment to Lease, dated August 11, 2015, by and between the Registrant and Berrueta Family L.P.

10.9+#	Severance Agreement, dated August 1, 2016, by and between the Registrant and Dinesh Patel.

10.10+#	Severance Agreement, dated August 1, 2016, by and between the Registrant and David Y. Liu, Ph.D.

10.11+#	Severance Agreement, dated August 1, 2016, by and between the Registrant and William Hodder.

10.12+#	Severance Agreement, dated August 1, 2016, by and between the Registrant and Tom O’Neil.

10.13+#	Severance Agreement, dated August 1, 2016, by and between the Registrant and Richard Shames, M.D.

10.14†	Research and Collaboration Agreement, dated June 16, 2012, by and among the Registrant, Protagonist Pty. Ltd. and Zealand Pharma A/S.

10.15†	Contract Extension Letter of Agreement, dated June 1, 2013, by and among the Registrant, Protagonist Pty. Ltd. and Zealand Pharma A/S.

10.16†	Agreement on Addition of Additional Collaboration Program, dated September 16, 2013, by and among the Registrant, Protagonist Pty. Ltd. and Zealand Pharma A/S.

Exhibit Number	Description of Exhibit

10.17†	Protagonist Assumption of Responsibility, dated January 28, 2014, by and between the Registrant and Zealand Pharma A/S.

10.18†	Agreement to Assign Patent Applications, dated February 7, 2014, by and between the Registrant, Protagonist Pty. Ltd. and Zealand Pharma A/S.

10.19†	Abandonment Agreement, dated February 28, 2014, by and among the Registrant, Protagonist Pty. Ltd. and Zealand Pharma A/S.

10.20+	Letter Agreement, dated as of May 10, 2013, by and between the Registrant and Johnson & Johnson Development Corporation, as amended.

21.1+	List of Subsidiaries of the Registrant.

23.1+	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2+	Consent of Cooley LLP (included in Exhibit 5.1).

24.1+	Power of Attorney (see page II-5 to this registration statement).

†	Confidential treatment requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

#	Indicates management contract or compensatory plan.

+	Previously filed.